Exhibit 10.1

AMENDMENT NO. 2 TO

AGENUS

2009 EQUITY INCENTIVE PLAN

The 2009 Equity Incentive Plan (as amended) of Agenus, Inc. (the “Plan”) be and hereby is amended as follows:

1.	Section 3(a) of the Plan is hereby amended by deleting the first sentence thereof and replacing it with the following:

“Subject to adjustment under Section 3(b), the aggregate number of shares of Common Stock of the Company (the “Common Stock”) that may be issued pursuant to the Plan is 6,200,000 shares.”

2.	Section 4(a) of the Plan is hereby amended by adding the following to the end thereof:

“Subject to adjustment as provided in Section 3(b), the aggregate number of shares of Common Stock subject to Options or Stock Appreciation Rights that may be granted during any one calendar year to any one Participant shall not exceed 1,000,000 shares.”

3.	Section 4(b) of the Plan is hereby deleted in its entirety and replaced with the following:

“b. Incentive Stock Options. An Option that the Board intends to be an “incentive stock option,” as defined in Section 422 of the Code (an “Incentive Stock Option”), shall be granted only to employees of the Company and any other entity the employees of which are entitled to receive Incentive Stock Options under the Code. Subject to adjustment as provided in Section 3(b), in no event shall more than 1,000,000 shares of Common Stock be available for issuance pursuant to the exercise of Incentive Stock Options granted under the Plan. All Incentive Stock Options that are granted pursuant to the Plan shall be subject to, and shall be construed consistently with, the requirements of Section 422 of the Code. The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option.”

4.	Section 4(g) of the Plan is hereby deleted in its entirety and replaced with the following:

“g. Prohibition of Repricing. The Board is prohibited from amending any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option without stockholder approval. The Board is also prohibited from cancelling any outstanding Option and grant in substitution therefor new Options covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled Option without stockholder approval.”

Except as set forth above, the remainder of the Plan remains in full force and effect.

Approved by the Board of Directors – March 7, 2013

Approved by the Stockholders – June 12, 2013